Performance Share Award Agreement (2024) ABBVIE INC. PERFORMANCE SHARE AWARD AGREEMENT On this %%OPTION_DATE,'MONTH DD, YYYY'%-% (the “Grant Date”), AbbVie Inc. (the “Company”) hereby grants to %%FIRST_NAME%-% %%LAST_NAME%-% (the “Employee”) a Performance Share Award (the “Award”) of %%TOTAL_SHARES_GRANTED,'999,999,999'%-% performance share units (the “Units”). The actual number of shares of Company common stock (the “Shares”) that may be issued under this Award will be determined in accordance with this Agreement by reference to the number of Units set forth above. The Award is granted under the Program and is subject to the provisions of the Program, the Program prospectus, the Program administrative rules, applicable Company policies, and the terms and conditions set forth in this Agreement. In the event of any inconsistency among the provisions of this Agreement, the provisions of the Program, the Program prospectus, and the Program administrative rules, the provisions of the Program shall control. The terms and conditions of the Award are as follows: 1. Definitions. To the extent not defined herein, capitalized terms shall have the same meaning as in the Program. (a) Agreement: This Performance Share Award Agreement. (b) Cause: Unless otherwise defined in the Employee’s Change in Control Agreement, cause shall mean the following, as determined by the Company in its sole discretion: (i) material breach by the Employee of the terms and conditions of the Employee’s employment, including, but not limited to: (A) material breach by the Employee of the Code of Business Conduct; (B) material breach by the Employee of the Employee’s Employee Agreement or employment contract, if any; (C) commission by the Employee of an act of fraud, embezzlement or theft in connection with the Employee’s duties or in the course of the Employee’s employment; (D) wrongful disclosure by the Employee of secret processes or confidential information of the Company or any of its Subsidiaries; or (E) failure by the Employee to substantially perform the duties of the Employee’s employment (other than any such failure resulting from the Employee’s Disability); or (ii) to the extent permitted by applicable law, engagement by the Employee, directly or indirectly, for the benefit of the Employee or others, in any activity, employment or business which is competitive with the Company or any of its Subsidiaries. (c) Change in Control Agreement: An agreement regarding Change in Control in effect between the Company (or the Surviving Entity) and the Employee.

2 Performance Share Award Agreement (2024) (d) Code of Business Conduct: The Company’s Code of Business Conduct, as amended from time to time. (e) Controlled Group: AbbVie Inc. and any corporation, partnership and proprietorship under common control (as defined under the aggregation rules of Code Section 414 (b), (c), or (m)) with AbbVie Inc. (f) Data: Certain personal information about the Employee held by the Company and the Subsidiary that employs the Employee (if applicable), including (but not limited to) the Employee’s name, home address and telephone number, email address, date of birth, social security, passport or other identification number, salary, nationality, job title, any Shares held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Program. (g) Disability: Sickness or accidental bodily injury, directly and independently of all other causes, that disables the Employee so that the Employee is completely prevented from performing all the duties of his or her occupation or employment. (h) Employee Agreement: The Employee Agreement entered into by and between the Company or a Subsidiary and the Employee as it may be amended from time to time. (i) Employee’s Representative: The Employee’s legal guardian or other legal representative. (j) Good Reason: Unless otherwise defined in the Employee’s Change in Control Agreement, good reason shall mean the occurrence of any of the following circumstances without the Employee’s express written consent: (i) a significant adverse change in the nature, scope or status of the Employee’s position, authorities or duties from those in effect immediately prior to the Change in Control, including, without limitation, if the Employee was, immediately prior to the Change in Control, an officer of a public company, the Employee ceasing to be an officer of a public company; (ii) the failure by the Company or a Subsidiary to pay the Employee any portion of the Employee’s current compensation, or to pay the Employee any portion of any installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due; (iii) a reduction in the Employee’s annual base salary (or a material change in the frequency of payment) as in effect immediately prior to the Change in Control as the same may be increased from time to time; (iv) the failure by the Company or a Subsidiary to award the Employee an annual bonus in any year which is at least equal to the annual bonus awarded to the Employee under the annual bonus plan of the Company or Subsidiary for the year immediately preceding the year of the Change in Control; (v) the failure by the Company to award the Employee equity-based incentive compensation (such as stock options, shares of restricted stock, restricted stock units, or other equity-based compensation) on a periodic basis consistent with the

3 Performance Share Award Agreement (2024) Company’s practices with respect to timing, value and terms prior to the Change in Control; (vi) the failure by the Company or a Subsidiary to continue to provide the Employee with the welfare benefits, fringe benefits and perquisites enjoyed by the Employee immediately prior to the Change in Control under any of the Company’s or Subsidiary’s plans or policies, including, but not limited to, those plans and policies providing pension, life insurance, medical, health and accident, disability and vacation; (vii) the relocation of the Employee’s base office to a location that is more than 35 miles from the Employee’s base office immediately prior to the Change in Control; or (viii) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement as contemplated in Section 5. (k) Performance Determination Date: The date on which the Committee determines whether or to what extent the Performance Vesting Requirements have been achieved. (l) Performance Period: The period(s) specified in the attached Schedule, over which achievement of the Performance Vesting Requirements is to be measured. (m) Performance Shares: The maximum number of Shares the Employee may receive under this Award based on the extent to which the Performance Vesting Requirements are achieved. In no event will the number of Performance Shares exceed 250% of the number of Units set forth in the first paragraph of this Agreement. (n) Performance Vesting Requirements: The performance goals described in the attached Schedule, which must be achieved for Units to vest and the corresponding Shares to be delivered under this Award. (o) Program: The AbbVie Amended and Restated 2013 Incentive Stock Program. (p) Retirement: (i) Except as provided under (ii) or (iii) below, Retirement means any of the following:  age 55 with 10 years of service; or  age 60 with five years of service; or  age 65 with three years of service. (ii) For Employees who (A) transferred to the Company directly from Abbott Laboratories either as a result of the Company’s spin-off from Abbott Laboratories or during the period from January 1, 2013 through June 30, 2015 with the consent of each company’s head of human resources, and (B) were hired into the Abbott Laboratories controlled group prior to January 1, 2004, Retirement means either of the following:

4 Performance Share Award Agreement (2024) • age 50 with 10 years of service; or • age 65 with three years of service. (iii) For purposes of calculating service under this Section 1(p), except as otherwise provided by the Committee or its delegate: (A) service is earned only if performed for a member of the Controlled Group while that Controlled Group member is a part of the Controlled Group as defined in Section 1(e) of this Agreement; and (B) for Employees who transferred to the Company directly from Abbott Laboratories during the period from January 1, 2013 through June 30, 2015 either as a result of the Company’s spin-off from Abbott Laboratories or with the consent of each company’s head of human resources, service includes service with Abbott Laboratories that is counted for Retirement eligibility purposes under applicable law or Company procedures; and (C) applicable law, Company procedures, and/or Program administration rules apply in determining credited service and Retirement eligibility. (q) Termination: A severance of employment for any reason (including Retirement) from the Company and all Subsidiaries. Any Termination shall be effective on the last day the Employee performs services for or on behalf of the Company or its Subsidiary, and employment shall not be extended by any statutory or common law notice of termination period. 2. Delivery Dates and Shareholder Rights. The delivery dates for Shares issuable with respect to the Units are the respective dates on which the Shares are distributable to the Employee if the Units vest pursuant to Section 4 below (each a “Delivery Date”). Prior to the Delivery Date(s): (a) the Employee shall not be treated as a shareholder as to any Shares issuable under the Agreement, and shall have only a contractual right to receive Shares, unsecured by any assets of the Company or its Subsidiaries; (b) the Employee shall not be permitted to vote any Shares issuable under the Agreement; and (c) the Employee’s right to receive such Shares will be subject to the adjustment provisions relating to mergers, reorganizations, and similar events set forth in the Program. Subject to the requirements of local law, if any dividend or other distribution is declared and paid on Shares (other than dividends or distributions of securities of the Company which may be issued with respect to its Shares by virtue of any stock split, combination, stock dividend or recapitalization) while any of the Units remain subject to this Award (meaning that any of the Shares into which Units would be converted are not otherwise issued and outstanding for purposes of the entitlement to the dividend or distribution), then a book account will be maintained for the Employee and credited with a phantom dividend that is equivalent to the actual dividend or distribution that would have been paid on the total number of Performance Shares that may be distributed under this Award if that number of Shares had been issued and outstanding and entitled to the dividend or distribution. As any Units vest under this Award, the phantom dividends credited

5 Performance Share Award Agreement (2024) to the book account that are attributable to the Shares issuable with respect to such Units will vest and be distributed to the Employee (in the form in which the actual dividend or distribution was paid to shareholders or in such other form as the Administrator deems appropriate under the circumstances) concurrently with the issuance of the Shares resulting from the Unit vesting. Any such distribution is subject to the Company’s collection of withholding taxes applicable to the distribution. If fewer than all of the Performance Shares are earned as a result of the application of the vesting requirements or the forfeiture provisions of this Agreement or the Program, then the phantom dividends attributable to the unearned Shares will be cancelled and the Employee will cease to have any right or entitlement to receive any distribution or other amount with respect to such cancelled phantom dividends. No phantom dividends will be paid or payable to or for the benefit of the Employee with respect to dividends or distributions for which the record date occurs on or after the date the Employee has forfeited the Units, or the date on which vested Units have been settled in Shares. For purposes of compliance with the requirements of Code Section 409A, to the extent applicable, the specified date for payment of any phantom dividend to which the Employee is entitled under this Section 2 is the calendar year in which the corresponding Shares vest and are distributed to the Employee. The Employee has no right to determine the year in which phantom dividends will be paid. 3. Restrictions. The Units (encompassing all of the Performance Shares) are subject to the forfeiture provisions in Sections 6 and 7 below. Shares are not earned and may not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of (collectively, the “Restrictions”) until an event or combination of events described in subsections 4(a), (b), (c) or (d) or Section 5 occurs. 4. Vesting. The number of Shares that become issuable under this Award, as set forth in this Section 4 and subject to the provisions of Sections 5, 6 and 7 below, will be calculated based on the extent to which the Performance Vesting Requirements described in the attached Schedule are achieved. The Committee may equitably adjust the Performance Vesting Requirements described in the attached Schedule in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature or infrequent in occurrence or related to the acquisition or disposal of a business or assets or related to a change in accounting principles. (a) Performance. If the Employee remains employed with the Company or its Subsidiaries as of the vesting date and has not experienced a Termination that triggers forfeiture, then the Units may be earned as described in the Schedule. The number of Shares deliverable as a result of Units being earned shall be determined in accordance with the Schedule. The Delivery Date for the Shares to be delivered as a result of Units being earned under this subsection (a) shall be no later than 75 days after the date of the applicable vesting event. (b) Retirement. In the event of the Employee’s Termination due to Retirement, the Award will remain in effect and any Units not previously vested may vest as set forth in subsection 4(a) above.

6 Performance Share Award Agreement (2024) (c) Death. In the event of the Employee’s Termination due to death, any Units not previously vested will vest and be settled (for the person or persons to whom rights under the Award have passed by will or the laws of descent or distribution) in the form of Shares as soon as administratively possible after, and effective as of, the date of death. The extent to which the Units vest, and the number of Shares to be delivered as a result, will be determined based on the greater of (A) performance through the date of Termination measured against the Performance Vesting Requirements set forth in the Schedule using, as applicable, adjusted earnings per share calculated through the most recent quarterly earnings release preceding or coinciding with the date of Termination and relative Total Shareholder Return (TSR) calculated as of the date of Termination, and (B) the target vesting level for the Award. (d) Disability. In the event of the Employee’s Termination due to Disability, any Units not previously vested will vest and be settled in the form of Shares as soon as administratively possible after, and effective as of, the date of Termination due to Disability. The extent to which the Units vest, and the number of Shares to be delivered as a result, will be determined based on the greater of (A) performance through the date of Termination measured against the Performance Vesting Requirements set forth in the Schedule using, as applicable, adjusted earnings per share calculated through the most recent quarterly earnings release preceding or coinciding with the date of Termination and relative TSR calculated as of the date of Termination, and (B) the target vesting level for the Award. 5. Change in Control. In the event of a Change in Control, the entity surviving such Change in Control or the ultimate parent thereof (referred to herein as the “Surviving Entity”) may assume, convert or replace this Award with an award of at least equal value and terms and conditions not less favorable than the terms and conditions provided in this Agreement, in which case the new award will vest according to the terms of the applicable award agreement. If the Surviving Entity does not assume, convert or replace this Award, the Units will vest on the date of the Change in Control, as described below. If the Surviving Entity does assume, convert or replace this Award, then in the event the Employee’s Termination (a) occurs within the time period beginning six months immediately before a Change in Control and ending two years immediately following such Change in Control, and (b) was initiated by the Company (or the Surviving Entity) for a reason other than Cause or was initiated by the Employee for Good Reason, the Units will vest on the later of the date of the Change in Control and the date of the Employee’s Termination (referred to herein as the “Applicable Vesting Date”). The extent to which the Units vest, and the number of Shares to be delivered as a result, will be determined based on the greatest of (A) performance through the date of the Change in Control measured against the Performance Vesting Requirements set forth in the Schedule using the most recent earnings information released before or on the date of the Change in Control and relative TSR calculated immediately before the Change in Control; (B) performance through the date of the Termination measured against the Performance Vesting Requirements set forth in the Schedule

7 Performance Share Award Agreement (2024) using the most recent earnings information released before or on the date of the Termination and relative TSR calculated as of the date of Termination; and (C) the target vesting level for the Award. The provisions of this Section 5 supersede Section 13(a)(iii), (iv) and (v) of the Program. 6. Effect of Certain Bad Acts. Any Units not previously settled will be cancelled and forfeited immediately if the Employee engages in activity that constitutes Cause, as determined in the sole opinion and discretion of the Committee or its delegate, whether or not the Employee experiences a Termination or remains employed with the Company or a Subsidiary. 7. Forfeiture of Units; Recoupment. (a) Effect of Termination. In the event of the Employee’s Termination for any reason other than those set forth in subsections 4(b), (c) or (d) or Section 5, any Units that have not vested as of the date of Termination will be forfeited without consideration to the Employee or the Employee’s Representative. In the event that the Employee is terminated by the Company other than for Cause and in a situation not covered by Section 5, the Company may, in its sole discretion, cause some or all of the Units to remain in effect and subject to vesting in accordance with the provisions of subsection 4(a), in which case such Units will be settled in the form of Shares on the Delivery Date(s) set forth in subsection 4(a) above as if the Employee had remained employed on such dates. In accepting this Award, the Employee acknowledges that in the event of Termination (whether or not in breach of local labor laws), the Employee’s right to vest in the Units, if any, will cease and will not be extended by any notice period mandated under local law (e.g., active employment does not include a period of “garden leave” or similar period pursuant to local law) and that the Company shall have the exclusive discretion to determine when Termination occurs. (b) Recoupment. Without limiting Section 14(q) of the Program, the Units, any Shares issued upon settlement of the Units and any proceeds therefrom shall be subject to and remain subject to any incentive compensation clawback or recoupment policy of the Company (i) currently in effect, (ii) as may be adopted by the Company to comply with applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 10D of the Exchange Act, Rule 10D-1 thereunder and Section 303A.14 of the New York Stock Exchange Listed Company Manual, or (iii) as may be adopted by the Company to facilitate the Company’s objectives related to eliminating or reducing fraud, misconduct, wrongdoing, or violations of law by an employee or other service provider or related to improving the Company’s governance practices or similar considerations and, in each case, as may be amended from time to time (the “Recoupment Policy”), with the provisions contained in such Recoupment Policy deemed incorporated into this Agreement without the Employee’s additional or separate consent. For purposes of the foregoing, the Employee expressly and explicitly authorizes the Company to issue instructions, on the Employee’s behalf, to any brokerage firm and/or third-party administrator engaged by the Company to hold any Shares and other amounts acquired pursuant to the Units to re- convey, transfer or otherwise return such Shares and/or other amounts to the Company

8 Performance Share Award Agreement (2024) upon the Company’s enforcement of the Recoupment Policy. In accepting the Award and the terms of this Agreement, the Employee acknowledges and agrees that the Recoupment Policy shall apply to all other forms of incentive compensation awarded to the Employee, as well. No recovery of compensation as described in this Section will be an event giving rise to the Employee’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company, a Subsidiary and/or the Employee. 8. Withholding Taxes. To the extent permitted under applicable law and by the Company, the Employee may satisfy any U.S. or non-U.S. federal, state, local or other applicable taxes arising from the grant of the Award, the vesting of Units or the delivery of Shares pursuant to this Agreement by: (a) tendering a cash payment; (b) having the Company withhold Shares from the Shares to be delivered to satisfy the applicable withholding tax; (c) tendering Shares received in connection with the Award back to the Company; or (d) delivering other previously acquired Shares having a Fair Market Value approximately equal to the amount to be withheld. The Company shall have the right and is hereby authorized to withhold from the Shares deliverable to the Employee pursuant to this Agreement or (to the extent permitted by applicable law, including without limitation Code Section 409A) from any other compensation or other amount owing to the Employee, such amount as may be necessary in the opinion of the Company to satisfy all such taxes, requirements and withholding obligations. If the Company withholds for tax purposes from the Shares otherwise to be delivered to the Employee, the Employee is deemed to have been issued the full number of Shares underlying the Award, subject to the vesting requirements set forth in this Agreement. Notwithstanding the foregoing, if the Employee is subject to Section 16(b) of the Exchange Act, the Company will withhold using the method described in subsection 8(b) above unless the use of such withholding method is problematic under applicable laws or has materially adverse accounting consequences, in which case the Committee shall determine which of the other methods described in this Section 8 or in the Program shall be used to satisfy the applicable withholding obligations. 9. No Right to Continued Employment. This Agreement and the Employee’s participation in the Program do not and shall not be interpreted to: (a) form an employment contract or relationship with the Company or its Subsidiaries; (b) confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries; or (c) interfere with the ability of the Company or its Subsidiaries to terminate the Employee’s employment at any time.

9 Performance Share Award Agreement (2024) 10. Nature of Grant. In accepting this Award, the Employee acknowledges and agrees that: (a) the Program is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) this Award is a one-time benefit and does not create any contractual or other right to receive future grants of Units, benefits in lieu of Units, or other Program Benefits in the future, even if Units have been granted repeatedly in the past; (c) all decisions with respect to future Unit grants, if any, and their terms and conditions, will be made by the Company, in its sole discretion; (d) nothing contained in this Agreement is intended to create or enlarge any other contractual obligations between the Company and the Employee; (e) the Employee is voluntarily participating in the Program; (f) the Units and Shares subject to the Units are: (i) extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or its Subsidiaries, and are outside the scope of the Employee’s employment contract, if any; (ii) not intended to replace any pension rights or compensation; (iii) not part of the Employee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments and in no event should they be considered as compensation for, or relating in any way to, past services for the Company or any of its Subsidiaries; (g) the future value of the Shares underlying the Units is unknown and cannot be predicted with certainty; (h) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from the Units resulting from (i) Termination (for any reason whatsoever) and/or (ii) the application of Sections 6 and/or 7 above and the Employee irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if any such claim is found by a court of competent jurisdiction to have arisen, then, by signing or electronically accepting this Agreement, the Employee shall be deemed irrevocably to have waived the Employee’s entitlement to pursue such claim; (i) the Units and the Benefits under the Program, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and (j) neither the Company nor any of its Subsidiaries shall be liable for any change in value of the Units, the amount realized upon settlement of the Units or the amount realized upon a subsequent sale of any Shares acquired upon settlement of the Units, resulting from any fluctuation of the United States Dollar/local currency foreign exchange rate.

10 Performance Share Award Agreement (2024) 11. Data Privacy. (a) Pursuant to applicable personal data protection laws, the collection, processing and transfer of the Employee’s personal Data is necessary for the Company’s administration of the Program and the Employee’s participation in the Program. The Employee’s denial and/or objection to the collection, processing and transfer of personal Data may affect his or her ability to participate in the Program. As such (where required under applicable law), the Employee: (i) voluntarily acknowledges, consents and agrees to the collection, use, processing and transfer of personal Data as described herein; and (ii) authorizes Data recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Program, including any requisite transfer of such Data as may be required for the administration of the Program and/or the subsequent holding of Shares on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any Shares acquired pursuant to the Program. (b) Data may be provided by the Employee or collected, where lawful, from third parties, and the Company and the Subsidiary that employs the Employee (if applicable) will process the Data for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Program. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Employee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Program and for the Employee’s participation in the Program. (c) The Company and the Subsidiary that employs the Employee (if applicable) will transfer Data as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Program, and the Company and the Subsidiary that employs the Employee (if applicable) may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Program. These recipients may be located throughout the world. (d) The Employee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to: (i) obtain confirmation as to the existence of the Data; (ii) verify the content, origin and accuracy of the Data;

11 Performance Share Award Agreement (2024) (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data; and (iv) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Program and the Employee’s participation in the Program. The Employee may seek to exercise these rights by contacting his or her local human resources manager. (e) Upon request of the Company or the Subsidiary that employs the Employee, the Employee agrees to provide an executed data privacy consent form (or any other agreement or consent that may be required by the Company and/or the Subsidiary that employs the Employee) to the Company and/or the Subsidiary that employs the Employee that the Company and/or the Subsidiary that employs the Employee may deem necessary to obtain from the Employee for the purpose of administering his or her participation in the Program in compliance with the data privacy laws in the Employee’s country, either now or in the future. The Employee understands and agrees that he or she will not be able to participate in the Program if the Employee fails to provide any such requested consent or agreement. 12. Form of Payment. The Company may, in its sole discretion, settle the Employee’s Units in the form of a cash payment to the extent settlement in Shares: (a) is prohibited under local law; (b) would require the Employee, the Company and/or its Subsidiaries to obtain the approval of any governmental and/or regulatory body in the Employee’s country; (c) would result in adverse tax consequences for the Employee or the Company; or (d) is administratively burdensome. Alternatively, the Company may, in its sole discretion, settle the Employee’s Units in the form of Shares but require the Employee to sell such Shares immediately or within a specified period of time following the Employee’s Termination (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Employee’s behalf). 13. Private Placement. This Award is not intended to be a public offering of securities in the Employee’s country. The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and this Award is not subject to the supervision of the local securities authorities. 14. Exchange Controls. As a condition to this Award, the Employee agrees to comply with any applicable foreign exchange rules and regulations. 15. Compliance with Applicable Laws and Regulations. (a) The Company shall not be required to issue or deliver any Shares pursuant to this Agreement pending compliance with all applicable federal and state securities and other laws (including any registration requirements or tax withholding requirements) and

12 Performance Share Award Agreement (2024) compliance with the rules and practices of any stock exchange upon which the Company’s Shares are listed. (b) Regardless of any action the Company or its Subsidiaries take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Employee’s participation in the Program and legally applicable to the Employee or deemed by the Company or its Subsidiaries to be an appropriate charge to the Employee even if technically due by the Company or its Subsidiaries (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or its Subsidiaries, if any. The Employee further acknowledges that the Company and/or its Subsidiaries: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including, but not limited to, the grant, vesting or settlement of the Units, the issuance of Shares upon payment of the Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. If the Employee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If the Employee relocates to another country, the Company may establish special or alternative terms and conditions as necessary or advisable to comply with local laws, rules or regulations, to facilitate the operation and administration of the Award and the Program and/or to accommodate the Employee’s relocation. (c) The Employee acknowledges that, depending on the Employee’s or the broker’s country of residence or where the Shares are listed, the Employee may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Units) or rights linked to the value of Shares during such times the Employee is considered to have “inside information” regarding the Company as defined in the laws or regulations in his or her country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee placed before he or she possessed inside information. Furthermore, the Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Employee understands that third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Employee acknowledges that it is the Employee’s responsibility to comply with any restrictions and the Employee is advised to speak to his or her personal legal advisor on this matter.

13 Performance Share Award Agreement (2024) 16. Code Section 409A. Payments made pursuant to this Agreement are intended to be exempt from or otherwise comply with the provisions of Code Section 409A to the extent applicable. The Program and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that any payments under this Agreement are subject to Code Section 409A and this Agreement fails to comply with that section’s requirements, the Company may, at the Company’s sole discretion, and without the Employee’s consent, amend this Agreement to cause it to comply with Code Section 409A or otherwise be exempt from Code Section 409A. To the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, the Employee shall not be deemed to have had a Termination unless the Employee has incurred a “separation from service” as defined in Treasury Regulation §1.409A-1(h), and amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following the Employee’s Termination (including Retirement) shall instead be paid on the first business day after the date that is six months following the Employee’s Termination (or upon the Employee’s death, if earlier). For purposes of Code Section 409A, to the extent applicable: (a) all payments provided hereunder shall be treated as a right to a series of separate payments and each separately identified amount to which the Employee is entitled under this Agreement shall be treated as a separate payment; (b) except as otherwise provided in Section 13(a) of the Program, upon the lapse of Restrictions pursuant to Section 5 of this Agreement, any Units not previously settled on a Delivery Date shall be settled as soon as administratively possible after, and effective as of, the date of the Change in Control or the date of the Employee’s Termination (as applicable); and (c) the term “as soon as administratively possible” means a period of time that is within 60 days after the Termination or Change in Control (as applicable). Although this Agreement and the payments provided hereunder are intended to be exempt from or otherwise comply with the requirements of Code Section 409A, the Company does not represent or warrant that this Agreement or the payments provided hereunder will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. None of the Company, its Subsidiaries, or their respective directors, officers, employees or advisors shall be liable to the Employee (or any other individual claiming a benefit through the Employee) for any tax, interest, or penalties the Employee may owe as a result of compensation paid under this Agreement, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Employee from the obligation to pay any taxes pursuant to Code Section 409A. 17. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Award, the Employee’s participation in the Program or the Employee’s acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with the Employee’s own personal tax, legal and financial advisors regarding participation in the Program before taking any action related to the Program. 18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Program, on the Units and on any Shares acquired under the Program, to the extent the Company or any Subsidiary determines it is necessary

14 Performance Share Award Agreement (2024) or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Units and the Program, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Employee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Employee’s country. In addition, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal obligations under local laws, rules and regulations in the Employee’s country. 19. Determinations. Each decision, determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Company, the Committee or any delegate of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the Employee, the Employee’s Representative, and the person or persons to whom rights under the Award have passed by will or the laws of descent or distribution. 20. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Program through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. 21. Addendum. This Award shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for the Employee’s country or jurisdiction. Moreover, if the Employee relocates to one of the countries or jurisdictions included in the Addendum, the special terms and conditions for such country or jurisdiction will apply to the Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or facilitate the operation and administration of the Units and the Program (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s relocation). The Addendum constitutes part of this Agreement. 22. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. To the extent a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law. 23. Entire Agreement. This Agreement and the Program constitute the entire agreement between the Employee and the Company regarding the Award and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the Award. Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be

15 Performance Share Award Agreement (2024) modified, changed or clarified by the parties, except in a writing specifying the modification, change or clarification signed by a duly authorized Company officer. 24. Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and the Employee, the Employee’s Representative, and the person or persons to whom rights under the Award have passed by will or the laws of descent or distribution. 25. Language. The Employee acknowledges and agrees that it is the Employee’s express intent that this Agreement, the Program and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Employee is in a country where English is not an official language, the Employee acknowledges that he or she is sufficiently proficient in English or has had the ability to consult with an advisor who is sufficiently proficient in the English language, so as to allow the Employee to understand the terms and conditions of this Agreement, the Program and any other documents related to the Award. If the Employee has received this Agreement or any other document related to the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law. 26. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any state’s conflict of laws principles. For any legal action relating to this Agreement, the parties to this Agreement consent to the exclusive jurisdiction and venue of the federal courts of the Northern District of Illinois, USA, and, if there is no jurisdiction in federal court, to the exclusive jurisdiction and venue of the state courts in Lake County, Illinois, USA. * * * IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on their behalf. ABBVIE INC. By Title EMPLOYEE By: SIGNED BY ELECTRONIC SIGNATURE BY ELECTRONICALLY ACCEPTING THE AWARD, THE EMPLOYEE AGREES THAT (1) SUCH ACCEPTANCE CONSTITUTES THE EMPLOYEE’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (2) THE EMPLOYEE AGREES TO BE BOUND

16 Performance Share Award Agreement (2024) BY THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDUM; (3) THE EMPLOYEE HAS REVIEWED THE PROGRAM, THE AGREEMENT AND THE ADDENDUM IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDUM; (4) THE EMPLOYEE HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PROGRAM; AND (5) THE EMPLOYEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE OR ITS DULY AUTHORIZED DELEGATE ON ANY QUESTIONS ARISING UNDER THE PROGRAM, THE AGREEMENT AND THE ADDENDUM. IF THE EMPLOYEE DOES NOT REJECT THE AWARD OR ELECTRONICALLY ACCEPT THE AWARD BY THE DATE THE AWARD FIRST VESTS AS SET FORTH IN THIS AGREEMENT, THE EMPLOYEE WILL BE DEEMED TO ACCEPT THE AWARD, AND THE EMPLOYEE WILL BE BOUND BY THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDUM.

Performance Share Award Agreement (2024) SCHEDULE PERFORMANCE PERIODS AND PERFORMANCE VESTING REQUIREMENTS